UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2012

ALLIANCE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

New York	000-15366	16-1276885
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Madison Street

Syracuse, New York 13202

(Address of principal executive offices) (Zip code)

(315) 475-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 8, 2012, Alliance Financial Corporation, a New York corporation (the “Company”), announced that the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with NBT Bancorp Inc., a Delaware corporation (“NBT”). Pursuant to the Merger Agreement, NBT will acquire the Company in an all-stock transaction valued at approximately $233.4 million, based on the 5-day average closing price of NBT’s common stock for the period ended October 5, 2012.

The Merger Agreement provides that at the Effective Time (as defined in the Merger Agreement), the Company will be merged with and into NBT (the “Merger”), with NBT continuing as the surviving corporation. As soon as practicable after the effective time of the Merger, the Company’s subsidiary bank, Alliance Bank, N.A. (“Alliance Bank”), will be merged with and into NBT’s subsidiary bank, NBT Bank, N.A., with NBT Bank continuing as the surviving entity.

Under the terms and conditions of the Merger Agreement, the Company’s stockholders will receive 2.1779 shares (the “Exchange Ratio”) of NBT common stock for each share of Company common stock. Following the Merger, Jack H. Webb, currently the Company’s Chairman, President and Chief Executive Officer, will be employed as Executive Vice President, Strategic Support for NBT. Three members of the current Company board of directors, including Mr. Webb, will be appointed to the board of directors of NBT.

The Merger Agreement has been approved unanimously by the board of directors of each of the Company and NBT. The Merger Agreement contains customary representations and warranties of the parties. Subject to the approval of NBT’s and the Company’s common stockholders, regulatory approvals and other customary closing conditions, the parties anticipate completing the transaction in the second quarter of 2013. The Merger Agreement also contains a “no shop” provision that, in general, restricts the Company’s ability to solicit third party acquisition proposals or, subject to certain exceptions, provide information to or engage in discussions or negotiations with third parties that have made or are reasonably likely to make an acquisition proposal.

The Merger Agreement contains certain termination rights and provides that upon the termination of the Merger Agreement under specified circumstances, including a change in recommendation of the Company’s board of directors, the Company will be obligated to pay NBT a termination fee of $9,335,100.

The Company will have the right to terminate the Merger Agreement if the average closing price of NBT common stock during the 10 consecutive trading day period ending on the trading day immediately preceding the date of receipt of all required regulatory approvals is less than $17.74 and NBT common stock underperforms the specified peer-group index by 20%, unless NBT were to elect to make a compensating adjustment to the Exchange Ratio.

The foregoing summary is not a complete description of all of the parties’ rights and obligations under the Merger Agreement and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The disclosure schedules to the Merger Agreement have been omitted. The Company hereby agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission (“SEC”) upon its request. A copy of the related press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

On October 7, 2012, Jack H. Webb entered into an employment agreement with NBT, with Alliance Bank acknowledging and agreeing to certain provisions thereof, pursuant to which Mr. Webb will serve as Executive Vice President, Strategic Support for NBT. The employment agreement provides for a lump sum payment equal to $1,911,631 (subject to reduction to the extent that such payment would be an “excess parachute payment” within the meaning of Internal Revenue Code Sections 280G and 4999) in satisfaction of all rights to payments under Mr. Webb’s existing individual employment agreement. The payment under such employment agreement would have otherwise been triggered absent the employment agreement if Mr. Webb’s employment was terminated in connection with the Merger.

This employment agreement has an initial term of one year following the closing date of the Merger. Pursuant to this employment agreement Mr. Webb will receive an annual base salary of $300,000, a minimum bonus of $180,000 for calendar 2013, and a grant of 5,000 restricted stock units of NBT (subject to a vesting schedule to be determined by NBT). In addition, certain benefits currently maintained by the Company and/or Alliance Bank for Mr. Webb will be continued by NBT during the term of his employment such as SERP participation (with adjustments made to ensure that Mr. Webb is not penalized thereunder for continued employment), split-dollar life insurance, automobile use and payment of certain club dues.

In the event of involuntary termination without “cause” or voluntary termination with “good reason,” Mr. Webb would be entitled to receive a severance benefit equal to the unpaid compensation and benefits that would have been paid under the terms of this employment agreement if the executive had remained employed for the term plus the transfer to him of the company-provided automobile.

This employment agreement also contains confidentiality, non-competition and non-solicitation provisions and provides for the clawback of incentive compensation paid under certain circumstances.

Severance Agreements

On October 7, 2012, each of John H. Watt, Jr. and J. Daniel Mohr (the “Executives”) entered into a settlement agreement with NBT, the Company and Alliance Bank pursuant to which each Executive will receive the payments and benefits provided under his settlement agreement in satisfaction of all rights to payments and benefits under the Executive’s individual employment agreement. Rights to these payments under each Executive’s employment agreement would have otherwise been triggered absent the settlement agreement due to the Executives’ termination of employment in connection with the Merger.

Under the settlement agreements, upon their terminations of employment on the closing date of the Merger, Messrs. Watt and Mohr will receive lump sum severance amounts of $755,850 and $690,570, respectively. The settlement agreements also provide that the Executives will receive ownership and title of the company-provided automobile currently utilized by the Executive following their terminations of employment. The settlement agreement for each of these Executives is otherwise identical.

The foregoing summary of the employment and settlement agreements is qualified in its entirety by reference to the employment agreement and form of settlement agreement attached hereto as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events.

On October 8, 2012, the Company made available on its website an investor presentation given by NBT on October 8, 2012. A copy of the investor presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information contained in this Item 8.01, including Exhibit 99.2, shall not be deemed “filed” with the SEC nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

Cautionary Note

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified. All statements other than statements of historical fact contained in this Current Report on Form 8-K, including, among other things, statements regarding future events, the parties’ future financial performance, business strategy, and plans and objectives for future operations, are forward-looking statements. Forward-looking statements are typically identified by terminology including “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” or “will” or the negative of these terms or other comparable terminology. The Company cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are only expectations and involve known and unknown risks, uncertainties and other factors. New risks emerge from time to time and it is not possible for the Company to predict all risks, nor can it address the impact of all factors on the Company’s business or the extent to which any risk, or combination of risks, may cause its actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any such forward-looking statement, each of which speaks only as of the date of this Current Report on Form 8-K. Some of the factors that could cause the Company’s results to differ materially from those described in such forward-looking statements can be found in the Company’s Annual Reports on Form 10-K,

Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Except as required by law, the Company undertakes no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform its statements to actual results or changed expectations.

Important Additional Information About the Transaction

The press release included as Exhibit 99.1 may be deemed to be solicitation material in respect of the proposed merger of the Company and NBT. The proposed transaction will be submitted to stockholders of both the Company and NBT for their consideration. In connection with the proposed transaction, NBT will file with the SEC a registration statement on Form S-4 that will include a proxy statement for each of the Company and NBT. Stockholders of the Company and NBT are urged to read the Joint Proxy Statement/Prospectus when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about the Company and NBT at the SEC’s internet site (http://www.sec.gov). Copies of the Joint Proxy Statement/Prospectus and the SEC filings that will be incorporated by reference into the Joint Proxy Statement/Prospectus can be obtained, free of charge, by directing a request to Alliance Financial Corporation, Attention – J. Daniel Mohr, 120 Madison Street, 18th Floor, Syracuse, New York 13202, or to NBT Bancorp Inc., Attention – Shareholder Relations Department, 20 Mohawk Street, Canajoharie, New York 13317 or on its website at www.nbtbancorp.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Certain Information Regarding Participants

The Company, Alliance Bank, NBT and NBT Bank and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of NBT and the Company in connection with the proposed merger. Information about the directors and executive officers of the Company is set forth in the proxy statement, dated April 6, 2012, for the Company’s 2012 annual meeting of shareholders, as filed with the SEC on Schedule 14A. Information about the directors and executive officers of NBT is set forth in the proxy statement, dated March 30, 2012, for NBT’s 2012 annual meeting of stockholders, as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus included in the Form S-4 when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 7, 2012, by and among NBT Bancorp Inc. and Alliance Financial Corporation

10.1	Employment Agreement, dated as of October 7, 2012, by and among Jack H. Webb, NBT Bancorp Inc. and Alliance Bank, N.A. (incorporated by reference to Exhibit C to Exhibit 2.1 of this Current Report on Form 8-K.)

10.2	Form of Settlement Agreement, dated as of October 7, 2012, by and among certain executives, NBT Bancorp Inc., Alliance Financial Corporation and Alliance Bank, N.A. (incorporated by reference to Exhibit B to Exhibit 2.1 of this Current Report on Form 8-K.)

99.1	Joint Press Release by NBT Bancorp Inc. and Alliance Financial Corporation, dated October 8, 2012

99.2	Investor presentation, dated October 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE FINANCIAL CORPORATION
Date: October 9, 2012

	By:	/s/ J. Daniel Mohr
J. Daniel Mohr
Executive Vice President and CFO

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 7, 2012, by and among NBT Bancorp Inc. and Alliance Financial Corporation

10.1	Employment Agreement, dated as of October 7, 2012, by and among Jack H. Webb, NBT Bancorp Inc. and Alliance Bank, N.A. (incorporated by reference to Exhibit C to Exhibit 2.1 of this Current Report on Form 8-K.)

10.2	Form of Settlement Agreement, dated as of October 7, 2012, by and among certain executives, NBT Bancorp Inc., Alliance Financial Corporation and Alliance Bank, N.A. (incorporated by reference to Exhibit B to Exhibit 2.1 of this Current Report on Form 8-K.)

99.1	Joint Press Release by NBT Bancorp Inc. and Alliance Financial Corporation, dated October 8, 2012

99.2	Investor presentation, dated October 8, 2012